UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2004

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2818 N. Sullivan Road, Spokane, WA 99216

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 10, 2004, Itron, Inc. (“we,” “our” or “the Company”) completed a private placement of $125 million aggregate principal amount of Senior Subordinated Notes (“the Notes”) guaranteed by our domestic subsidiaries. Our foreign subsidiaries and an outsourcing project subsidiary have not guaranteed the Notes. Pursuant to a registration rights agreement entered into in connection with the issuance of the Notes, we are required to file a registration statement registering the exchange of the Notes within 120 days after the closing of the Notes.

Rule 3-10 of Regulation S-X requires that when a company issues securities that are guaranteed by fewer than all of its subsidiaries, the issuer’s financial statements are required to include consolidating financial information in sufficient detail to allow investors to determine the assets, results of operations and cash flows of the guaranteeing entities as well as the non-guaranteeing entities in a footnote for the same periods as the financial statements. This information is required for previously issued annual financial statements for the years presented in the Company’s Form 10-K if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the completion of the private placement of the Notes.

In addition, as a result of our 2004 organizational change that resulted in a change in our segment reporting from five market facing business units (Electric, Natural Gas, Water & Public Power, International and End User Solutions) to two operating groups (Hardware Solutions and Software Solutions), we have restated our segment footnote and revised management’s discussion and analysis (MD&A) in our December 31, 2003 Form 10-K to reflect the new segment reporting structure as of June 30, 2004.

This Report on Form 8-K updates Item 7 and Item 8 in Itron’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004, to reflect this additional financial information.

The foregoing is qualified by reference to the financials statements, including a note containing guarantor and non-guarantor financial information (Note 22), restated segment information (Note 19), subsequent events (Note 21) filed as Exhibit 99.1 and revised MD&A filed as Exhibit 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference. All other items of the Form 10-K remain unchanged from versions previously filed with Itron, Inc.’s Annual Report on Form 10-K. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 8: Consolidated Balance Sheets as of December 31, 2003 and 2002 and the related Consolidated Statements of Operations, Shareholders’ Equity and Cash-Flows for each of the three years in the period ended December 31, 2003

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the year ended December 31, 2003

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: August 31, 2004	By:	/s/ DAVID G. REMINGTON
David G. Remington
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 8: Consolidated Balance Sheets as of December 31, 2003 and 2002 and the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for each of the three years in the period ended December 31, 2003

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the year ended December 31, 2003